UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2009

TRANSATLANTIC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10545	13-3355897
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification Number)
Incorporation)

80 Pine Street, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 365-2200

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

          On September 8, 2009, Transatlantic Holdings, Inc. (“TRH”) filed with the Secretary of State of the State of Delaware an amendment and restatement of TRH’s existing certificate of incorporation (such amendment and restatement, the “New Charter”). A summary of the changes resulting from the adoption of the New Charter was previously included in TRH’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2009. The description of the New Charter is qualified in its entirety by reference to the full text of the New Charter, a copy of which is attached hereto as exhibit 3.1 and is incorporated herein by reference.

          In connection with the adoption of the New Charter, the Board of Directors of the Company approved the amendment and restatement of the Company’s existing by-laws (such amendment and restatement, the “New By-Laws”), to become effective upon effectiveness of the New Charter. As a result, the New By-Laws became effective on September 8, 2009. A summary of the changes resulting from the adoption of the New By-Laws was previously included in TRH’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2009. The description of the New By-Laws is qualified in its entirety by reference to the full text of the New By-Laws, a copy of which is attached hereto as exhibit 3.2 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit
No.	Description

3.1	Restated Certificate of Incorporation of Transatlantic Holdings, Inc., dated September 8, 2009

3.2	Amended and Restated By-Laws of Transatlantic Holdings, Inc., dated September 8, 2009

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC.
(Registrant)

	By:	/s/ Gary A. Schwartz
Gary A. Schwartz
Senior Vice President & General Counsel

Date: September 8, 2009

Exhibit Index

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Transatlantic Holdings, Inc., dated September 8, 2009

3.2	Amended and Restated By-Laws of Transatlantic Holdings, Inc., dated September 8, 2009